SCHEDULE A
                         TO THE ADMINISTRATION AGREEMENT
                            INVESTMENT PORTFOLIO LIST
                            REVISED NOVEMBER 6, 2006


         HighMark 100% U. S. Treasury Money Market Fund
         HighMark California Tax-Free Money Market Fund
         HighMark Diversified Money Market Fund
         HighMark U. S. Government Money Market Fund
         HighMark Balanced Fund
         HighMark Core Equity Fund
         HighMark Large Cap Growth Fund
         HighMark Large Cap Value Fund
         HighMark Small Cap Growth Fund
         HighMark Small Cap Value Fund
         HighMark Value Momentum Fund
         HighMark Bond Fund
         HighMark California Intermediate Tax-Free Bond Fund
         HighMark National Intermediate Tax-Free Bond Fund
         HighMark Short Term Bond Fund
         HighMark Income Plus Allocation Fund
         HighMark Growth & Income Allocation Fund
         HighMark Capital Growth Allocation Fund
         HighMark Diversified Equity Allocation Fund
         HighMark International Opportunities Fund
         HighMark Cognitive Value Fund
         HighMark Enhanced Growth Fund
         HighMark Small Cap Advantage Fund (registered but not launched)

         and any other portfolios hereafter created by the Trust after the date of this Agreement